Exhibit 16.1

OMB APPROVAL
OMB Number: 3235-0060 Expires: November 30, 2027 Estimated average burden hours per response 8.41

Securities and Exchange Commission

100 F Street, N.E.

Washington, DC 20549

Commissioners:

We have read Item 4.01 of Form 8-K of your company, Global Technologies LTD dated August 17, 2025, and we agree with the statements concerning our firm contained therein.

Very truly yours,

/S/ Olayinka Oyebola

OLAYINKA OYEBOLA & CO

Chartered Accountant

PCAOB No:5968

Lagos, Nigeria

August 17, 2025